ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

         Silver Star Fund, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Public General Laws of the State of Maryland, does hereby certify:

         FIRST: That the Board of Directors by unanimous consent of the Directors in lieu of a meeting adopted resolutions pursuant to Section 2-408(c) of the Maryland General Corporation Law advising the adoption of the following amendments to the Articles of Incorporation of the
         Corporation:

                  RESOLVED, that it is recommended as advisable that the Articles of Incorporation of the Corporation be amended by changing the Fifth Article thereof to read in full as follows:

                           FIFTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 5,000,000,000 shares of Common Stock of the par value of $.001 per share, and having an aggregate par value for all such shares of $5,000,000.

                  FURTHER RESOLVED, that it is recommended as advisable that the Eighth Article of the Articles of Incorporation of the Corporation be amended by changing the reference in the first sentence of Item (b) of the Eighth Article to read "five billion (5,000,000,000) shares" instead of "one billion (1,000,000,000) shares;" and

                  FURTHER RESOLVED, that it is recommended as advisable that the Eighth Article of the Articles of Incorporation of the Corporation be further amended by changing Item (f) of the Eighth Article to read in full as follows:

                           (f) The method of computing the "net asset value" of each share of stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors of the Corporation.

         SECOND: That prior to the amendment to the Articles of Incorporation the Corporation had authority to issue 1,000,000,000 shares of Common Stock of the par value of $.001 per share, and having an aggregate par value for all such shares of $1,000,000. That the Corporation pursuant to its Articles of Incorporation, as amended, has authority to issue 5,000,000,000 shares of Common Stock of the par value of $.001 per share, and having an aggregate par value for all such shares of $5,000,000. That the information required by subsection (b)(2)(i) of
         Section 2-607 of the Maryland General Corporation Law was not changed by the amendment.

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         THIRD: That the sole shareholder of the Corporation approved the adoption of the amendments to the Articles of Incorporation of the Corporation.

         FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 2-603 and 2-607 of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, Silver Star Fund, Inc. has caused this certificate to be signed by Charles T. Bauer, its President, and attested by Robert H. Graham, its Secretary, as of July 31, 1986.


                                                     Silver Star Fund, Inc.

                                                     By:    /S/ Charles T. Bauer
                                                            --------------------
                                                            Charles T. Bauer
                                                            President


Attest:

/S/ Robert H. Graham
    -----------------
     Robert H. Graham
     Secretary


         The undersigned, President of Silver Star Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all materials respects under the penalties for perjury.


                                                     By:    /S/ Charles T. Bauer
                                                            --------------------
                                                            Charles T. Bauer


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